Harbinger Group Inc.'s Spectrum Brands Consumer Products Segment Completes Amendment of $300 Million ABL Revolver at Lower Interest Rates

NEW YORK, April 25, 2011 /PRNewswire/ -- Harbinger Group Inc. ("HGI"; NYSE: HRG) today announced that its majority-owned operating subsidiary, Spectrum Brands Holdings, Inc. (NYSE: SPB), has completed the amendment of its existing $300 million senior secured asset-based revolving credit facility at lower interest rates and extended maturity.

In line with its strategy to generate stockholder value, HGI acquired a 54.5% majority interest in global consumer products company Spectrum Brands Holdings, Inc. on January 7, 2011 and acquired Fidelity & Guaranty Life Holdings, Inc. on April 6, 2011. Spectrum Brands operates as a publicly traded subsidiary of HGI with its common stock traded on the New York Stock Exchange.

For the full text of today's Spectrum Brands Holdings, Inc. announcement, please visit: http://phx.corporate-ir.net/phoenix.zhtml?c=75225&p=irol-news.

About Harbinger Group Inc.

HGI is a holding company that seeks to acquire significant interests in businesses across a diverse range of industries and bring an owner's perspective to building long-term value for stockholders. As of December 31, 2010, HGI had approximately $471 million in consolidated cash, cash equivalents and short-term investments, which included $360 million in restricted cash that has subsequently become unrestricted and was used to fund the acquisition of Fidelity & Guaranty Life Holdings, Inc. on April 6, 2011. A majority of HGI's outstanding common stock is owned by investment funds affiliated with Harbinger Capital Partners LLC. HGI makes certain reports available free of charge on its website at www.harbingergroupinc.com as soon as reasonably practicable after this information is electronically filed, or furnished to, the United States Securities and Exchange Commission.

About Harbinger Capital Partners

Harbinger Capital Partners is a multi-billion dollar private investment fund based in New York which employs a fundamental approach to deep value and distressed credit investing. Harbinger Capital Partners is led by Philip A. Falcone who has been the Chief Executive Officer and Chief Investment Officer of funds affiliated with or managed by Harbinger Capital Partners since 2001. Mr. Falcone has more than 20 years of investment experience across an array of market cycles.

About Spectrum Brands Holdings, Inc.

Spectrum Brands Holdings, Inc., a member of the Russell 2000 Index, operating through its wholly owned subsidiary Spectrum Brands, Inc. (together, the "Company" or "Spectrum Brands") is a global, diversified and market-driven consumer products company and a leading supplier of batteries, shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn & garden and home pest control products, personal insect repellents and portable lighting. Helping to meet the needs of consumers worldwide, the Company offers a broad portfolio of market-leading and widely trusted brands including Rayovac®, Remington®, Varta®, George Foreman®, Black & Decker®, Toastmaster®, Tetra®, Marineland®, Nature's Miracle®, Dingo®, 8-in-1®, Littermaid®, Spectracide®, Cutter®, Repel®, and Hot Shot®. Spectrum Brands' products are sold by the world's top 25 retailers and are available in more than one million stores in more than 120 countries around the world. Spectrum Brands generated net sales of $3.1 billion from continuing operations in fiscal 2010. For more information, visit www.spectrumbrands.com.

Forward-Looking Statements

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Some of the statements contained in this press release may be forward-looking statements based upon management's current expectations that are subject to risks, and uncertainties that could cause actual results, events and developments to differ materially from those set forth in or implied by such forward-looking statements. These statements and other forward-looking statements made from time-to-time by Harbinger Group Inc. (the "Company") and its representatives are based upon certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believes," "expects," "intends," "anticipates," "plans," "seeks," "estimates," "projects," "may" or similar expressions. Factors that could cause actual results, events and developments to differ include, without limitation, capital market conditions, the risk that the Company may not be successful in identifying any suitable future acquisition opportunities and those factors listed under the caption "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K. All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.

Contact Information

APCO Worldwide
Jeff Zelkowitz, 646-218-8744
jzelkowitz@apcoworldwide.com

or

Harbinger Group Inc.
Francis T. McCarron, CFO, 212-906-8560
investorrelations@harbingergroupinc.com